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                                                                   Exhibit 10.11

                        SECURITY AGREEMENT - TRADEMARKS

         AGREEMENT made as of this 1st day of July, 1994 between HOUBIGANT, INC., a Delaware corporation, located at 1135 Pleasant View Terrace West, Ridgefield, New Jersey 07657 ("Grantor"), NEW FRAGRANCE LICENSE CORP., a Delaware corporation, located at c/o Kidd Kamm & Company, Three Pickwick Plaza, Greenwich, Connecticut 06830 ("Licensee"), and CHEMICAL BANK NEW JERSEY, N.A., individually and as agent (the "Bank Agent") for CHEMICAL BANK NEW JERSEY, N.A. and NATIONAL WESTMINSTER BANK, USA (collectively, the "Banks") located at P.O. Box 1090, Two Tower Center, East Brunswick, New Jersey 08816. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the License Agreement (as defined below).

         WHEREAS, on November 18, 1993 (the "Filing Date"), Licensor, together with certain affiliates, filed a voluntary petition for relief under chapter 11 of Title 11, United States Code (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). Grantor's chapter 11 case is being jointly administered by the Bankruptcy Court under procedurally consolidated case no. 93 B 45767 (JLG) (the "Bankruptcy Case");

         WHEREAS, Grantor has adopted, used and is using, and is the owner of the entire right, title and interest in and to, certain trademarks and designs;

         WHEREAS, Grantor and Licensee have entered Into a license agreement dated May , 1994 (and executed on or about May 2, 1994), as modified on May 12, 1994 and as further modified on June 1, 1994 (the "License Agreement"), pursuant to which Grantor has granted Licensee certain rights to use the Trademarks for the Products in the Territories (as defined in the License Agreement) as listed on Schedule A thereto;

         WHEREAS, pursuant to an Order of the Bankruptcy Court dated June 2, 1994, the Bankruptcy Court, inter alia, (a) authorized and approved Grantor's implementation and effectuation of the License Agreement, and (b) authorized and empowered Grantor to execute and deliver such additional documents and instruments as may be necessary or appropriate to consummate the transactions contemplated by the License Agreement, including, without limitation, this Security Agreement (the "Approval Order");

         WHEREAS, both prior to and subsequent to the Filing Date, Licensor and certain of its affiliates incurred certain indebtedness to the Banks (in the aggregate, the "Bank Debt") under certain pre-petition and post-Filing Date loan documents (collectively, the "Bank Loan Documents");

         WHEREAS, the Banks hold valid, first priority, duly perfected liens against and security interests in and to all or substantially all assets of Grantor, including, without limitation, the Trademarks, to secure repayment of the Bank Debt; and
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         WHEREAS, the Banks have consented to permit Grantor to grant Licensee a second priority lien against and security interest in and to the Trademarks for the Products in the Territories, which lien and security interest shall be in all respects subordinate in right and priority to the lien and security interest of the Banks in and to the Trademarks, and subject further to the terms and provisions of the License Agreement and this Security Agreement;

         NOW, THEREFORE, IT IS AGREED that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Grantor does hereby grant to Licensee a security interest in all of its right, title and interest in and to each of the Trademarks for the Products in the Territories, as set forth below.

         1. Grant of Security Interest. Subject to the terms and provisions of this Agreement, this security interest shall secure the prompt payments, performance and observances of all Obligations (as hereinafter defined) by Grantor. The grant of this security interest by Grantor to Licensee shall be in all respects subordinate in right and priority to the lien and security interest of the Banks in and to the Trademarks.

         2. Definitions.

                  (a) "Obligations" shall mean any and all obligations of any kind incurred by Grantor to Licensee arising under the License Agreement including, without limitation, the liabilities and obligations evidenced by or issued, created or arising in connection with this Agreement, that arise, result from, or are connected to Grantor's rejection or disaffirmance of the License Agreement pursuant to Section 365 of the Bankruptcy Code in any subsequent case under chapter 11 of the Bankruptcy Code commenced by the Grantor (a "Rejection Event").

                  (b) "Enforcement" means, collectively or individually, for (i) Licensee to declare a "Rejection Event" under the License Agreement; and/or (ii) the Banks and/or the Bank Agent to demand payment in full of or accelerate the indebtedness of Grantor to the Banks and to commence the judicial or nonjudicial enforcement of any of the rights and remedies under the Bank Loan Documents or any anticipated plan of reorganization of Grantor, as the case may be.

                  (c) "Enforcement Notice" means a written notice delivered in accordance with Section 11 hereof, which notice shall (i) if delivered by Licensee, state that an "Rejection Event" under the License Agreement has occurred, specify the nature of such Rejection Event, and announce that an Enforcement Period (as hereinafter defined) has commenced and (ii) if



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                           delivered by the Banks or the Bank Agent, state that
                           an "Event of Default" under the Bank Loan Documents with respect to Grantor's failure to make a payment or Grantor's breach of a financial covenant or any anticipated plan of reorganization of Grantor, as the case may be, has occurred and that the applicable cure period, if any, has expired and the Event of Default has not been cured by Grantor, and shall specify the nature of such event of default, and announce that an Enforcement Period has commenced.

                  (d) "Enforcement Period" means the period of time following the receipt by either the Bank Agent or Licensee of an Enforcement Notice delivered by the other until the earlier of the following: (i) Grantor shall have paid its obligations in full to the Banks under the Bank Loan Documents; (ii) Grantor has cured the Rejection Event which gave rise to Licensee's Enforcement Notice; (iii) the party delivering an Enforcement Notice agrees in writing to (a) rescind its Enforcement Notice and (b) terminate the Enforcement Period.

         3. Representations and Warranties. Grantor hereby represents, warrants, covenants and agrees as follows:

                  (a) Grantor has not abandoned any of the Trademarks for the Products in the Territories.

                  (b) Except as provided otherwise in the License Agreement, Grantor will, at Licensee's expense, perform all acts and execute all documents requested by Licensee at any time to evidence, perfect, maintain, record and enforce this security interest in the Trademarks for the Products in the Territories or otherwise in furtherance of the provisions of this Agreement, and Grantor hereby authorizes Licensee to execute and file one or more financing statements (and similar documents) or copies thereof, in substantially the form annexed as Exhibit "A" hereto and made a part hereof, or of this Security Agreement, with respect to the Trademarks for the Products in the Territories, signed only by Licensee;

                  (c) Except as provided otherwise in the License Agreement, Grantor will not do any act, or omit to do any act, whereby the Trademarks may become abandoned, invalidated, unenforceable, avoided or avoidable and, to the extent required by the terms and provisions of the License Agreement, shall notify Licensee immediately if it knows of any reason or has reason to know that any application, registration or recording may become abandoned, canceled, invalidated, avoided or avoidable;




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                  (d) Provided such action is not inconsistent with or
prohibited by the License Agreement, or this Agreement, Licensee may, at its sole discretion and expense, pay any amount or do any act required of Grantor hereunder or requested by Licensee to preserve, defend, protect, maintain, record or enforce Grantor's obligations contained herein, the Obligations, the Trademarks for the Products in the Territories, or the right, title and interest granted Licensee herein, and which Grantor fails to do or pay;

                  (e) Subject to the provisions of the License Agreement, if Grantor files an application(s) for the registration of a Trademark with the United States Patent and Trademark Office or any similar office or agency in the United States, which Trademark, if registered, would constitute Licensee's collateral under this Agreement, Grantor shall promptly notify Licensee of such registration and, to the extent required by this Agreement or the License Agreement, as the case may be, and upon request by Licensee, and subject to receipt of the prior written consent of the Banks thereto, execute and deliver any and all agreements, instruments and documents necessary or appropriate to evidence Licensee's security interest in such Trademark upon its registration;

                  (f) The Trademarks for the Products in the Territories now owned by Grantor are valid and subsisting and in full force and effect. Subject to the valid, duly existing and perfected security interest of the Banks therein, Grantor has the sole, full and clear title thereto, and, with the consent of the Banks, the right and power to grant the security interest herein granted. The Trademarks for the Products in the Territories are not subject to any liens, claims, mortgages, assignments, licenses, security interests or encumbrances of any nature whatsoever, except as otherwise specifically set forth herein and on Schedule B annexed hereto;

                  (g) Subject to the terms and provisions of the License Agreement, so long as there are Obligations owing to Licensee, Grantor will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or lien upon that is prior or senior in right to the lien and security interest herein granted to Licensee, encumber, or otherwise dispose of any of the Trademarks for the Products in the Territories, without the prior written consent of the Banks and Licensee, and nothing in this Agreement shall be deemed a consent by Licensee to any such action except as expressly permitted herein;

                  (h) As of the date hereof, Grantor does not have any Trademarks for the Products in the Territories registered in, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency in the United States that would be subject to the terms of the License Agreement and/or this Agreement, other than those that may be described in Schedule D to the License Agreement and made a part hereof;

                  (i) Subject to the terms and provisions of the License Agreement, Grantor will render any assistance necessary to Licensee in any proceeding before the United States Patent and Trademark Office or any similar office



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or agency in the United States to maintain each application and registration of the Trademarks, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

         4. Rights and Remedies. Each of the Bank Agent and Licensee agrees to use its best efforts to give an Enforcement Notice to the other prior to commencement of Enforcement. In the event of the issuance by Licensee of Notice of a Rejection Event and during an Enforcement Period, Licensee shall have the following rights and remedies (to the extent permitted by applicable law) in addition to all other rights and remedies of Licensee, whether under law, the Obligations, or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently, without (except as provided herein) notice to, or consent by Grantor: (a) neither Grantor nor any affiliate or subsidiary thereof shall make any use of the Trademarks or any mark similar thereto for any purpose; (b) Licensee may, at any time and from time to time, upon ten (10) days prior notice to Grantor, license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, the Collateral, throughout the United States of America, its territories and possessions, for such term or terms, on such conditions, and in such manner, as Licensee shall in its sole discretion determine; (c) Licensee may, at any time and from time to time, upon ten (10) days' prior notice to Grantor, assign, sell, or otherwise dispose of, the Collateral or any of it, either with or without special or other conditions or stipulations, with power to buy the Collateral or any part of it, and with power also to execute assurances, and do all other acts and things for completing the assignment, sale or disposition which Licensee shall, in its sole discretion, deem appropriate or proper; and (d) in addition to the foregoing, in order to implement the assignment, sale or other disposal of any of the Collateral pursuant to subparagraph 4(c) hereof, Licensee may at any time, pursuant to the authority granted in the Powers of Attorney described in paragraph 5 hereof, execute and deliver on behalf of Grantor, one or more instruments of assignment of the Trademarks (or any application, registration or recording thereof), in form suitable for filing, recording or registration. Grantor agrees to pay when due all costs incurred in any such transfer of the Collateral, including any taxes, fees and attorneys' fees, and all such costs not so paid shall be added to and deemed additional advances under the License Agreement. Licensee may apply the proceeds actually received from any such license, assignment, sale or other disposition to the reasonable costs and expenses thereof, including, without limitation, reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by Licensee as a result of Grantor's breach of Obligations, and Grantor shall remain liable and will pay Licensee on demand any deficiency remaining to compensate Licensee for any such breach. Nothing herein contained shall be construed as requiring Licensee to take any such action at any time. In the event of any such license, assignment, sale or other disposition of the Collateral, or any of it, after the occurrence of a Rejection Event, Grantor shall supply its know-how and expertise relating to the manufacture and sale of the products and services bearing the Trademarks to Licensee or its designee. Notwithstanding the foregoing, the parties hereto agree that during an Enforcement Period:




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                  (a) Licensee shall not take any action to foreclose or realize upon or to enforce any rights it may have with respect to the Trademarks for the Products in the Territories without the Banks' or Bank Agent's prior written consent thereto, unless the Bank Debt shall have been first paid and satisfied in full; and

                  (b) Subject to any applicable restrictions in the Bank Loan Documents, the Banks or the Bank Agent, as the case may be, may, at their/its option and without the prior written consent of Licensee, take any action to accelerate payment of the Bank Debt and/or to foreclose or realize upon or enforce any of its rights with respect to the Trademarks.

         5. Power of Attorney. Concurrently with the execution and delivery hereof, Grantor is executing and delivering to Licensee in the form of Exhibit 1 hereto, ten originals of a Power of Attorney for the implementation of the assignment, sale or other disposal of the Collateral pursuant to paragraph 4 hereof.

         6. Notices of Default. From and after the date of this Agreement, Licensee agrees to use reasonable efforts to give the Banks, or the Bank Agent, copies of any notice sent to Grantor with respect to the occurrence or existence of a Rejection Event, default or other breach under the License Agreement or this Agreement. From and after the date of this Agreement, the Banks agree to use reasonable efforts to give Licensee, or its authorized agent or designee, copies of any notice sent to Grantor with respect to the occurrence or existence of a default or other breach under the Bank Loan Documents or any anticipated plan of reorganization of Grantor, in each case simultaneously with the sending of any such notice to Grantor.

         7. Modification. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Agreement and executed by the party to be charged. The execution and delivery of this Agreement has been authorized by the Board of Directors of Grantor and by the Bankruptcy Court in the Bankruptcy Case.

         8. Successors and Assigns. This Agreement shall be binding upon the successors, assigns or other legal representatives of Grantor, and shall, together with the rights and remedies of Licensee hereunder, inure to the benefit of Licensee, its successors, assigns or other legal representatives.

         9. Governing Law. This Agreement, the Obligations and the Trademarks for the Products in the Territories shall be governed in all respects by the laws of the United States and the laws of the State of New Jersey.

         10. Severability. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.




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         11. Counterparts. This Agreement may be executed in one or more counterparts which when taken together shall constitute one and the same Security Agreement.

         12. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecommunications and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth above or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt, or, in the case of notice by mail, five (5) days after being deposited in the mails, postage prepaid, or in the case of notice by telex, when telexed against receipt of the answer back, or in the case of notice by facsimile copy, when verbal confirmation of receipt is obtained, in each case addressed as aforesaid.

         13. Third-Party Beneficiaries. The terms and provisions of this Agreement shall be for the sole benefit of the Grantor, Licensee and the Banks for their respective successors and assigns and no other Person shall have any right, benefit, or priority by reason of this Agreement.

         14. Section Titles. The article and section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         IN WITNESS WHEREOF, Grantor and Licensee have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        HOUBIGANT, INC.


                                        By: /s/ Luigi Massironi  Pres.
                                           -----------------------------
                                                                 (Title)

                                        NEW FRAGRANCE LICENSE CORP.


                                        By: /s/
                                           -----------------------------
                                                     GROUP       (Title)
                                                      VICE
                                                       PRESIDENT




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                                        CHEMICAL BANK NEW JERSEY, N.A.
                                             as agent for CHEMICAL BANK NEW
                                             JERSEY, N.A. and NATIONAL
                                             WESTMINSTER BANK, USA



                                        By: /s/
                                           -----------------------------
                                                VICE PRESIDENT   (Title)

                                        CHEMICAL BANK NEW JERSEY, N.A.




                                        By: /s/
                                           -----------------------------
                                                VICE PRESIDENT   (Title)


                                        NATIONAL WESTMINSTER BANK, USA


                                        By: /s/ Nina McLaughlin
                                           -----------------------------
                                                 VICE PRESIDENT




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